EXHIBIT 99

1. The filing of this Form 4 shall not be construed as an admission that (i) Southpaw Credit Opportunity Master Fund LP (the "Fund"), (ii) Southpaw Asset Management LP ("Southpaw Management"), (iii) Southpaw Holdings LLC ("Southpaw Holdings"), (iv) Kevin Wyman or (v) Howard Golden is or was for the purposes of
Section 16(a) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any of the shares of common stock, no par value (the "Common Stock"), or the warrants to purchase shares of Common Stock (the "Warrants"), of Enterprise Informatics, Inc. (the "Issuer"), held by ERP2 Holdings, LLC (the "LLC"), the majority of the interests in which are held by the Fund and a separate account managed by Southpaw Management (the "Managed Account"). Pursuant to Rule 16a-1, the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaim such beneficial ownership.

2. The Issuer issued 20,832,498 shares of Common Stock to the LLC in satisfaction of the entire amount of accrued and unpaid dividends (together with interest) on the Issuer's Series F Convertible Preferred Stock (the "Series F Preferred Stock") held by the LLC, pursuant to the Term Sheet (defined below).

3. Southpaw Management holds the securities indirectly through the accounts of the Fund and the Managed Account, which hold the majority of membership interests in the LLC. Southpaw Management serves as the investment manager of the Fund and the Managed Account. Southpaw Management receives a performance-based and an asset-based fee for managing the investments of the Fund and the Managed Account. Southpaw Holdings reports the securities held indirectly by Southpaw Management, because, as the general partner of Southpaw Management, it controls the disposition and voting of the securities. Mr. Wyman reports the securities because, as the Majority Manager of the LLC and a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Mr. Golden reports the securities held indirectly by Southpaw Management because, as a managing member of Southpaw Holdings, he controls the disposition and voting of the securities. Each of the Fund, Southpaw Management, Southpaw Holdings, the Managed Account, Mr. Wyman and Mr. Golden disclaims beneficial ownership of the securities except to the extent of each entity's and individual's pecuniary interest in such securities.

4. The Warrants are exercisable for 17,175,971 shares of Common Stock.

5. The LLC received the Warrants in connection with the execution and delivery of a term sheet between LLC and the Issuer (the "Term Sheet") on January 14, 2008. Pursuant to the Term Sheet, among other things, the LLC agreed to provide a senior secured loan in the amount of $1,500,000 (the "New Note") to the Issuer, to be disbursed in two tranches, in the amounts of $300,000 and $1,200,000, respectively. Pursuant to the Term Sheet, the Issuer agreed to issue to the LLC (A) as a condition precedent to the execution and delivery of the Term Sheet, (x) 20,832,498 shares of Common Stock in satisfaction of the entire amount of accrued and unpaid dividends (together with interest) on the Series F Preferred Stock held by the LLC, and (y) Warrants exercisable for 17,175,971 shares of Common Stock, and (B) upon funding of the second tranche of the New Note, Warrants exercisable for the greater of (x) 26,735,508 shares of Common Stock and (y) 20% of the fully diluted outstanding Common Stock as of the date of such issuance (including any equity granted under management option plans).



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Southpaw Credit Opportunity Master Fund LP

By:  Southpaw GP LLC,
     its general partner

By: /s/ Kevin Wyman                                 01/23/2008
    ----------------------                        -------------
Name: Kevin Wyman                                      Date
Title: Managing Member


Southpaw Asset Management LP

By:  Southpaw Holdings LLC,
     its general partner

By:   /s/ Kevin Wyman                               01/23/2008
    ----------------------                        -------------
Name: Kevin Wyman                                      Date
Title: Managing Member


Southpaw Holdings, LLC

By: /s/ Kevin Wyman                                 01/23/2008
    ----------------------                        -------------
Name: Kevin Wyman                                      Date
Title: Managing Member


By: /s/ Kevin Wyman                                 01/23/2008
    ----------------------                        -------------
    Kevin Wyman                                        Date


By: /s/ Howard Golden                               01/23/2008
    ----------------------                        -------------
    Howard Golden                                      Date